Exhibit 99.1

SPX FLOW REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Fourth Quarter 2021 Highlights:

●	Organic orders increased 3.1% YoY driven by gains in Precision Solutions

●	Reported operating margin of 8.0%; Adjusted operating margin* of 12.0%, up 190 points year over year

●	Margin improvement a result of strategic shift towards higher quality revenue

●	Announced acquisition by Lone Star remains on track for first half 2022 closing

___________________________________________________________________________________
CHARLOTTE, NC - February 16, 2022 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions for the nutrition, health and industrial markets, today reported results for the fourth quarter and full year ended December 31, 2021.
Demand remained strong throughout the fourth quarter with orders up 3% organically leading to record year-end backlog of $610 million, up 7.5% organically year-over-year. As anticipated, revenue was down 4% organically in the quarter due to timing of Nutrition and Health systems, selectivity in Precision Solutions, and the impact of six fewer days in the fourth quarter of 2021 versus the fourth quarter of 2020. Adjusted EBITDA* margin was 13.8% for the quarter, up 210 basis points year-over-year, driven by improved gross margin as the company pursued higher quality revenue and enhanced price realization.
In the quarter, the company experienced challenges related to disruptions in supply chain and freight and lower availability of labor in certain facilities. The company estimates $14 million of revenue was delayed due to lack of availability of component parts for the company’s finished goods and inefficient freight logistics, which negatively impacted EBITDA by $7 million. In order to serve key customers, the company also incurred an additional $1 million of premium freight expense and $1 million of costs for COVID-related labor inefficiencies. In addition to these operational headwinds and the resulting incremental costs in the period, the company also incurred discrete expenses related primarily to adjustments to working capital accounts of $2 million and a $1 million LIFO charge as a result of rising raw materials costs. The aggregate impact of these items reduced Adjusted EBITDA* margin by approximately 260 basis points.

Fourth Quarter 2021 Consolidated Results (continuing operations unless otherwise noted)

$ millions	Q4 2021	Q4 2020	Variance	Organic Variance
Backlog	$609.7	$545.8	11.7%	7.5%
Orders	419.3	393.7	6.5%	3.1%
Revenues	394.0	396.1	(0.5)%	(3.8)%

Operating income	31.4	26.5	18.5%
Margin %	8.0%	6.7%	130 bps
Adjusted operating income*	47.3	39.9	18.5%
Margin %	12.0%	10.1%	190 bps
Segment income	52.2	48.1	8.5%
Margin %	13.2%	12.1%	110 bps

Operating cash flow from continuing operations	27.7	88.7
Adjusted free cash flow from continuing operations*	25.9	88.8

Income from continuing operations, net of tax	12.3	20.1
Adjusted EBITDA from continuing operations*	54.5	46.4
Note: The commentary below is compared to the prior-year period. All comments refer to continuing operations unless otherwise noted.
•Backlog increased 11.7%, or $63.9 million, due to strong order intake in the Precision Solutions segment and the positive impact of current year acquisitions. Organically, backlog increased 7.5%, with 15.5% and 0.6% organic increases in Precision Solutions and Nutrition & Health segments backlog, respectively.
•Orders increased 3.1% organically, or $12.2 million, driven primarily by an 8.0% or $15.5 million increase in Precision Solutions segment orders, partially offset by a 1.7% or $3.4 million decrease in Nutrition & Health segment orders.
•Revenues decreased 0.5%, or $2.1 million primarily driven by a 3.8% decrease in organic revenues, with a 9.7% organic decline in the Nutrition & Health segment offset slightly by 1.0% organic growth in the Precision Solutions segment.
•Operating income was $31.4 million, or 8.0% of revenues. After excluding discrete, non-operational and non-cash items and reclassifying transitional services income, adjusted operating income* was $47.3 million, or 12.0% of revenues, representing an increase of approximately 190 basis points year-over-year on a comparable basis.
•Segment income was $52.2 million, up 8.5%, and segment margin increased by 110 basis points to 13.2%. The increase in segment income was primarily driven by improved gross margin as the company pursued higher quality revenue and enhanced price realization, offset slightly by increased intangible amortization charges. Excluding the impacts of higher intangible amortization charges and of fair value adjustments, adjusted segment income* was $56.5 million, up 9.7%, and adjusted segment margin* increased by 130 basis points to 14.3%.
•Adjusted free cash flow* from continuing operations was $25.9 million, including investments of $9.1 million on capital expenditures and excluding cash spending of $3.2 million on restructuring actions, $3.1 million on strategic actions, and $1.0 million on certain M&A activities.
•Nutrition & Health segment revenues decreased 11.3% driven by a 9.7% decrease in organic revenues primarily related to timing of systems projects. Segment income was $30.4 million, up 19.2% from the prior year. Adjusted segment income* was $31.9 million, up 17.3%, and adjusted segment margin* increased by 470 basis points to 19.2%. The increase in adjusted segment income* was primarily driven by a higher quality of revenue and SG&A cost reductions offset by inflationary pressures. Increased margins were primarily the result of the improved revenue mix and lower SG&A expenses.
•Precision Solutions segment revenues increased 9.2%, primarily driven by a 9.3% increase related to current year acquisitions and a 1.0% increase in organic revenues related to an elevated level of short-cycle book-and-turn business, offset partially by intentional long-cycle product line selectivity. Segment income was $21.8 million, down 3.5% from the prior year. Adjusted segment income* was $24.6 million, up 1.2%, and adjusted segment margin* decreased by 90 basis points to 10.8%, driven primarily by a slightly less favorable mix of revenue, inflationary pressure and modestly higher SG&A spend. The increase in adjusted segment income* was primarily driven by earnings from acquisitions completed in 2021.

OTHER ITEMS
About SPX FLOW, Inc.: Based in Charlotte, N.C., SPX FLOW, Inc. (NYSE: FLOW) improves the world through innovative and sustainable solutions. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of nutrition, health and industrial markets. SPX FLOW had approximately $1.5 billion in 2021 annual revenues and has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
On December 12, 2021, the Company entered into a merger agreement with an affiliate of Lone Star Funds ("Lone Star"), wherein upon closing, Lone Star will acquire all of the Company's outstanding common shares in exchange for a cash purchase price of $86.50 per share. The transaction was unanimously approved by the Company's Board of Directors and is expected to close in the first half of 2022, subject to receipt of certain regulatory approvals, as well as the Company's shareholder approval and other customary closing conditions.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with measures they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. The words “expects,” “anticipates,” “plans,” “targets,” “projects,” “believes,” “estimates,” “forecasts,” “intends,” “should,” “could,” “would,” “will,” “may” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) conditions to the closing of the transaction may not be satisfied and required regulatory approvals may not be obtained; (2) the transaction may involve unexpected costs, liabilities or delays; (3) the business of SPX FLOW may suffer as a result of uncertainty surrounding the transaction; (4) the outcome of any legal proceedings related to the transaction; (5) SPX FLOW may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (6) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (7) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (8) the failure of Lone Star to obtain the necessary debt financing arrangements set forth in the commitment letter it received in connection with the transaction; and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, SPX FLOW’s stockholders will cease to have any equity interest in SPX FLOW and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of SPX FLOW are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.

Investor Contact:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Melissa Buscher
Chief Communications and Marketing Officer
704-540-2160
melissa.buscher@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Revenues	$394.0	$396.1	$1,529.0	$1,350.6
Cost of products sold	258.0	267.9	993.8	881.7
Gross profit	136.0	128.2	535.2	468.9
Selling, general and administrative	101.7	91.3	379.2	357.2
Intangible amortization	4.3	3.2	17.9	11.7
Asset impairment charges	—	—	—	3.2
Restructuring and other related charges (credits)	(1.4)	3.0	12.7	11.7
Loss (gain) on sale of business and product line assets	—	4.2	(5.6)	4.2
Operating income	31.4	26.5	131.0	80.9

Other income, net	4.8	1.0	17.3	9.5
Interest expense, net	(2.0)	(5.0)	(16.0)	(29.9)
Loss on early extinguishment of debt	—	—	(12.4)	(11.0)
Income from continuing operations before income taxes	34.2	22.5	119.9	49.5
Income tax provision	(21.9)	(2.5)	(53.5)	(6.2)
Income from continuing operations	12.3	20.0	66.4	43.3
Income (loss) from discontinued operations, net of tax	1.5	4.1	0.7	(36.8)
Net income	13.8	24.1	67.1	6.5
Less: Net income (loss) attributable to noncontrolling interests	—	(0.1)	0.4	0.6
Net income attributable to SPX FLOW, Inc.	$13.8	$24.2	$66.7	$5.9

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$12.3	$20.1	$66.0	$42.6
Income (loss) from discontinued operations, net of tax	1.5	4.1	0.7	(36.7)
Net income attributable to SPX FLOW, Inc.	$13.8	$24.2	$66.7	$5.9

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.29	$0.48	$1.57	$1.01
Income (loss) per share from discontinued operations	0.04	0.10	0.02	(0.87)
Net income per share attributable to SPX FLOW, Inc.	0.33	0.58	1.59	0.14
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.29	$0.47	$1.57	$1.00
Income (loss) per share from discontinued operations	0.04	0.10	0.02	(0.86)
Net income per share attributable to SPX FLOW, Inc.	0.33	0.57	1.59	0.14

Weighted average number of common shares outstanding - basic	41.955	42.070	41.932	42.307
Weighted average number of common shares outstanding - diluted	41.968	42.627	41.959	42.554

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and equivalents	$313.9	$441.5
Accounts receivable, net	246.0	232.6
Contract assets	25.5	24.4
Inventories, net	242.8	199.3
Other current assets	44.1	27.4
Total current assets	872.3	925.2
Property, plant and equipment:
Land	21.9	22.8
Buildings and leasehold improvements	172.0	176.8
Machinery and equipment	360.2	349.1
	554.1	548.7
Accumulated depreciation	(318.9)	(320.6)
Property, plant and equipment, net	235.2	228.1
Goodwill	584.5	569.7
Intangibles, net	221.9	206.0
Other assets	172.3	169.5
TOTAL ASSETS	$2,086.2	$2,098.5

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$173.8	$149.1
Contract liabilities	106.2	119.5
Accrued expenses	183.4	178.7
Income taxes payable	19.8	23.0
Short-term debt	13.8	12.5
Current maturities of long-term debt	20.0	0.1
Total current liabilities	517.0	482.9
Long-term debt	374.1	397.3
Deferred and other income taxes	48.7	36.6
Other long-term liabilities	107.7	117.5
Total long-term liabilities	530.5	551.4
Mezzanine equity	2.1	3.4
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,729.4	1,696.9
Accumulated deficit	(308.0)	(363.3)
Accumulated other comprehensive loss	(285.8)	(226.4)
Common stock in treasury	(98.7)	(46.2)
Total SPX FLOW, Inc. shareholders' equity	1,037.3	1,061.4
Noncontrolling interests	(0.7)	(0.6)
Total equity	1,036.6	1,060.8
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,086.2	$2,098.5

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$13.8	$24.1	$67.1	$6.5
Less: Income (loss) from discontinued operations, net of tax	1.5	4.1	0.7	(36.8)
Income from continuing operations	12.3	20.0	66.4	43.3
Adjustments to reconcile income from continuing operations to net cash from operating activities:
Restructuring and other related charges (credits)	(1.4)	3.0	12.7	11.7
Asset impairment charges	—	—	—	3.2
Deferred income taxes	19.5	8.6	22.0	27.5
Depreciation and amortization	11.9	10.9	47.2	41.1
Stock-based compensation	4.6	(1.1)	14.2	9.5
Pension and other employee benefits	(1.8)	2.3	(1.0)	3.3
Gains on asset sales and other, net	—	(1.6)	(2.2)	(2.5)
Loss (gain) on sale of business and product line assets	—	4.2	(5.6)	4.2
Gains on changes in fair value of investment in equity security	(2.8)	(1.2)	(11.9)	(8.6)
Losses on early extinguishment of debt	—	—	12.4	11.0
Changes in operating assets and liabilities, net of effects from business acquisitions and sale, and from discontinued operations:
Accounts receivable and other assets	(16.5)	10.2	(26.1)	26.4
Contract assets and liabilities, net	(3.1)	(5.7)	(13.1)	(1.3)
Inventories	(1.5)	30.1	(39.3)	18.9
Accounts payable, accrued expenses and other	9.7	12.8	7.6	(56.1)
Cash spending on restructuring actions	(3.2)	(3.8)	(13.6)	(11.3)
Net cash from continuing operations	27.7	88.7	69.7	120.3
Net cash from (used in) discontinued operations	1.5	0.7	0.9	(7.6)
Net cash from operating activities	29.2	89.4	70.6	112.7
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	—	2.5	4.1	5.8
Proceeds from sale of business and product line assets, net of cash disposed	—	4.7	8.0	4.7
Capital expenditures	(9.1)	(5.1)	(32.6)	(22.4)
Business acquisitions, net of cash acquired of $4.5 and $— in the years ended December 31, 2021 and 2020	0.3	—	(102.3)	(10.0)
Net cash from (used in) continuing operations	(8.8)	2.1	(122.8)	(21.9)
Net cash from discontinued operations (includes proceeds from disposition of $408.4, less cash and restricted cash disposed of $7.3, in the year ended December 31, 2020)	—	2.2	—	395.6
Net cash from (used in) investing activities	(8.8)	4.3	(122.8)	373.7

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Cash flows used in financing activities:
Borrowings under amended senior credit facility	$—	$—	$400.0	$—
Repayments of amended senior credit facility	(5.0)	—	(5.0)	—
Repurchases of senior notes (includes premiums paid of $8.8 and $8.4 in the years ended December 31, 2021 and 2020)	—	—	(308.8)	(308.4)
Repayments of former senior credit facility	—	—	(100.0)	—
Borrowings under (repayments of) purchase card program, net	(1.6)	3.7	1.3	(7.9)
Repayments of other financing arrangements	—	(0.1)	(1.7)	(0.4)
Financing fees paid	—	—	(2.9)	—
Purchases of common stock	—	(3.0)	(40.2)	(19.9)
Proceeds from the exercise of employee stock options	—	—	17.6	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(6.1)	(0.1)	(12.7)	(7.0)
Purchases of noncontrolling interests	—	(6.8)	(0.6)	(15.0)
Dividends paid (includes noncontrolling interest distributions of $— and $2.8 in the years ended December 31, 2021 and 2020)	(3.8)	(1.6)	(11.4)	(2.8)
Net cash used in continuing operations	(16.5)	(7.9)	(64.4)	(361.4)
Net cash used in discontinued operations	—	—	—	(0.3)
Net cash used in financing activities	(16.5)	(7.9)	(64.4)	(361.7)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(3.7)	3.3	(11.1)	13.5
Net change in cash, cash equivalents and restricted cash	0.2	89.1	(127.7)	138.2
Consolidated cash, cash equivalents and restricted cash, beginning of period	313.7	352.5	441.6	303.4
Consolidated cash, cash equivalents and restricted cash, end of period	$313.9	$441.6	$313.9	$441.6

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net cash from operating activities - continuing and discontinued operations	$29.2	$89.4	$70.6	$112.7
Less: Net cash flow from (used in) operating activities - discontinued operations	1.5	0.7	0.9	(7.6)
Net cash flow from operating activities - continuing operations	27.7	88.7	69.7	120.3
Capital expenditures - continuing operations	(9.1)	(5.1)	(32.6)	(22.4)
Free cash flow from operations - continuing operations	18.6	83.6	37.1	97.9
Cash spending on restructuring actions	3.2	3.8	13.6	11.3
Cash spending on certain M&A activities	1.0	—	5.6	—
Cash spending on strategic actions	3.1	1.4	3.1	7.8
Discrete cash tax payments	—	—	4.5	17.1
Adjusted free cash flow from operations	$25.9	$88.8	$63.9	$134.1

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended December 31,				As of and for the twelve months ended December 31,
	2021	2020	Δ	%/bps	2021	2020	Δ	%/bps
Nutrition and Health
Backlog	$283.1	$291.6	$(8.5)	(2.9)%	$283.1	$291.6	$(8.5)	(2.9)%
Orders	$195.0	$200.0	$(5.0)	(2.5)%	$699.0	$635.1	$63.9	10.1%
Revenues	$166.4	$187.7	$(21.3)	(11.3)%	$676.4	$630.8	$45.6	7.2%

Segment income	$30.4	$25.5	$4.9	19.2%	$110.0	$88.2	$21.8	24.7%
Intangible amortization expense	1.5	1.7	(0.2)		6.3	6.3	—
Adjusted segment income	$31.9	$27.2	$4.7	17.3%	$116.3	$94.5	$21.8	23.1%
as a percent of revenues	19.2%	14.5%		470bps	17.2%	15.0%		220bps

Precision Solutions
Backlog	$326.6	$254.2	$72.4	28.5%	$326.6	$254.2	$72.4	28.5%
Orders	$224.3	$193.7	$30.6	15.8%	$880.9	$723.6	$157.3	21.7%
Revenues	$227.6	$208.4	$19.2	9.2%	$852.6	$719.8	$132.8	18.4%

Segment income	$21.8	$22.6	$(0.8)	(3.5)%	$98.2	$80.5	$17.7	22.0%
Intangible amortization expense	2.8	1.5	1.3		11.6	5.4	6.2
Purchase accounting - amortization of inventory fair value adjustment	—	0.2	(0.2)		1.9	0.2	1.7
Adjusted segment income	$24.6	$24.3	$0.3	1.2%	$111.7	$86.1	$25.6	29.7%
as a percent of revenues	10.8%	11.7%		(90)bps	13.1%	12.0%		110bps

Consolidated Backlog	$609.7	$545.8	$63.9	11.7%	$609.7	$545.8	$63.9	11.7%
Consolidated Orders	$419.3	$393.7	$25.6	6.5%	$1,579.9	$1,358.7	$221.2	16.3%
Consolidated Revenues	$394.0	$396.1	$(2.1)	(0.5)%	$1,529.0	$1,350.6	$178.4	13.2%
Consolidated Segment Income	$52.2	$48.1	$4.1	8.5%	$208.2	$168.7	$39.5	23.4%
Consolidated Adjusted Segment Income	$56.5	$51.5	$5.0	9.7%	$228.0	$180.6	$47.4	26.2%
as a percent of revenues	14.3%	13.0%		130bps	14.9%	13.4%		150bps

Consolidated Adjusted Segment Income	$56.5	$51.5	$5.0		$228.0	$180.6	$47.4
Less: Intangible amortization expense	(4.3)	(3.2)	(1.1)		(17.9)	(11.7)	(6.2)
Less: Purchase accounting - amortization of inventory fair value adjustment	—	(0.2)	0.2		(1.9)	(0.2)	(1.7)
Consolidated Segment Income	52.2	48.1	4.1		208.2	168.7	39.5
Corporate expense	21.9	14.1	7.8		69.2	67.8	1.4
Pension and postretirement service costs	0.3	0.3	—		0.9	0.9	—
Asset impairment charges	—	—	—		—	3.2	(3.2)
Restructuring and other related charges (credits)	(1.4)	3.0	(4.4)		12.7	11.7	1.0
Loss (gain) on sale of business and product line assets	—	4.2	(4.2)		(5.6)	4.2	(9.8)
Consolidated Operating Income	$31.4	$26.5	$4.9	18.5%	$131.0	$80.9	$50.1	61.9%
as a percent of revenues	8.0%	6.7%		130bps	8.6%	6.0%		260bps

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Operating income	$31.4	$26.5	$131.0	$80.9
Charges and fees associated with strategic actions	12.6	1.1	15.9	7.1
Charges associated with certain M&A activities	0.2	0.3	5.8	0.3
Restructuring and other related charges (credits)	(1.4)	3.0	12.7	11.7
Asset impairment charges	—	—	—	3.2
Loss (gain) on sale of business and product line assets	—	4.2	(5.6)	4.2
Reduction of SG&A costs associated with transition services income	0.2	1.4	1.9	4.2
Purchase accounting - amortization of inventory fair value adjustment	—	0.2	1.9	0.2
Intangible amortization	4.3	3.2	17.9	11.7
Adjusted operating income	$47.3	$39.9	$181.5	$123.5

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended December 31, 2021
	Net Revenue Growth (Decline)	Foreign Currency	Business Combinations	Organic Revenue Growth (Decline)
Nutrition and Health	(11.3)%	(1.6)%	—%	(9.7)%
Precision Solutions	9.2%	(1.1)%	9.3%	1.0%
Consolidated	(0.5)%	(1.6)%	4.9%	(3.8)%

	Twelve months ended December 31, 2021
	Net Revenue Growth	Foreign Currency	Business Combinations	Organic Revenue Growth
Nutrition and Health	7.2%	2.3%	—%	4.9%
Precision Solutions	18.4%	2.3%	7.1%	9.0%
Consolidated	13.2%	2.3%	3.8%	7.1%

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Net income attributable to SPX FLOW, Inc. from continuing operations	$12.3	$20.1	$66.0	$42.6

Income tax provision	21.9	2.5	53.5	6.2
Interest expense, net	2.0	5.0	16.0	29.9
Depreciation and amortization	11.9	10.9	47.2	41.1
EBITDA from continuing operations	48.1	38.5	182.7	119.8
Charges and fees associated with strategic actions	12.6	1.1	15.9	7.1
Charges associated with certain M&A activities	0.2	0.3	5.8	0.3
Restructuring and other related charges (credits)	(1.4)	3.0	12.7	11.7
Asset impairment charges	—	—	—	3.2
Fair value adjustment related to an equity security	(2.8)	(1.2)	(11.9)	(8.6)
Mark to market pension adjustments	(2.2)	1.9	(2.2)	1.9
Loss (gain) on sale of business and product line assets	—	4.2	(5.6)	4.2
Certain gains on asset sales and other, net	—	(1.6)	(2.2)	(2.9)
Loss on early extinguishment of debt	—	—	12.4	11.0
Purchase accounting - amortization of inventory fair value adjustment	—	0.2	1.9	0.2
Adjusted EBITDA from continuing operations	$54.5	$46.4	$209.5	$147.9

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
Diluted earnings per share from continuing operations	$0.29	$0.47	$1.57	$1.00
Charges and fees associated with strategic actions, net of tax	0.23	0.02	0.29	0.12
Charges associated with certain M&A activities, net of tax	—	—	0.10	—
Restructuring and other related charges (credits), net of tax	(0.03)	0.05	0.24	0.21
Asset impairment charges, net of tax	—	—	—	0.05
Fair value adjustment related to an equity security, net of tax	(0.05)	(0.02)	(0.22)	(0.15)
Mark to market pension adjustment, net of tax	(0.04)	0.04	(0.04)	0.04
Loss (gain) on sale of business and product line assets, net of tax	—	0.09	(0.09)	0.09
Certain gains on asset sales and other, net of tax	—	(0.04)	(0.04)	(0.06)
Loss on early extinguishment of debt, net of tax	—	—	0.22	0.20
Purchase accounting - amortization of inventory fair value adjustment, net of tax	—	—	0.04	—
Intangible amortization, net of tax	0.08	0.06	0.33	0.22
Discrete tax items	0.29	(0.11)	0.40	(0.25)
Adjusted diluted earnings per share from continuing operations	$0.77	$0.56	$2.80	$1.47